UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2025

GOLUB CAPITAL PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2025, Golub Capital Private Credit Fund (the “Company”) completed its previously announced offering of $500.0 million aggregate principal amount of its 5.450% notes due 2028 (the “Notes” and the issuance and sale of the Notes, the “Offering”). The Offering was consummated pursuant to the terms of a purchase agreement (the “Purchase Agreement”), dated July 16, 2025, by and among the Company, GC Advisors LLC and Golub Capital LLC, on the one hand, and the representatives of the several initial purchasers listed on Schedule 1 thereto (the “Initial Purchasers”), on the other hand. The Purchase Agreement provided for the Notes to be issued to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Company relied upon these exemptions from registration based in part on representations made by the Initial Purchasers. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The net proceeds from the sale of the Notes were approximately $492.5 million, based on an offering price of 99.335% per Note, after deducting the fees paid to the Initial Purchasers and estimated offering expenses of approximately $4.2 million, each payable by the Company. The Company intends to use the net proceeds from the Offering primarily to repay outstanding indebtedness under the senior secured revolving credit facility with Sumitomo Mitsui Banking Corporation (the “SMBC Credit Facility”) and the special purpose vehicle financing credit facility with Bank of America N.A., (the “BANA Credit Facility”). However, the Company may reborrow under the SMBC Credit Facility and the BANA Credit Facility for general corporate purposes, which may include investing in portfolio companies in accordance with the Company’s investment strategy.

The Notes were issued pursuant to an Indenture dated as of September 12, 2024 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and a Third Supplemental Indenture, dated as of July 23, 2025 (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee. The Notes will mature on August 15, 2028 and may be redeemed in whole or in part at the Company’s option at any time or from time to time at the redemption prices set forth in the Indenture. The Notes bear interest at a rate of 5.450% per year payable semi-annually on February 15 and August 15 of each year, commencing on February 15, 2026. The Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all of the Company’s existing and future senior liabilities that are not so subordinated, effectively junior to all of the Company’s existing and future secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

The Indenture contains certain covenants, including covenants requiring the Company to (i) comply with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended (the “1940 Act”), as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and (ii) provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, if a change of control repurchase event, as defined in the Indenture, occurs prior to maturity, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The description above is only a summary of the material provisions of the Base Indenture, the Third Supplemental Indenture, and the Notes and is qualified in its entirety by reference to a copy of the Base Indenture, the Third Supplemental Indenture, and the form of global note representing the Notes, each filed or incorporated by reference as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the Offering, the Company entered into a Registration Rights Agreement, dated as of July 23, 2025 (the “Registration Rights Agreement”), with Wells Fargo Securities, LLC, BNP Paribas Securities Corp., RBC Capital Markets, LLC and Truist Securities, Inc., as representatives of the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company is obligated to file with the SEC a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

The description above is only a summary of the material provisions of the Registration Rights Agreement and is qualified in its entirety by reference to a copy of the Registration Rights Agreement, filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of September 12, 2024, by and between Golub Capital Private Credit Fund and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on September 13, 2024).

4.2	Third Supplemental Indenture, dated as of July 23, 2025, by and between Golub Capital Private Credit Fund and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of Global Note with respect to 5.450% notes due 2028 sold in reliance on Rule 144A under the Securities Act (Incorporated by Reference to Exhibit 4.2 hereto).

4.4	Form of Global Note with respect to 5.450% notes due 2028 sold in reliance on Regulation S under the Securities Act (Incorporated by Reference to Exhibit 4.2 hereto).

4.5	Registration Rights Agreement, dated as of July 23, 2025, by and among Golub Capital Private Credit Fund and Wells Fargo Securities, LLC, BNP Paribas Securities Corp., RBC Capital Markets, LLC and Truist Securities, Inc., as representatives of the Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Private Credit Fund

Date: July 23, 2025	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer